Exhibit 10.112

FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT (this “Agreement”) dated as of December 22, 2009 between HOKU MATERIALS, INC., a Delaware corporation (together with its successors and assigns, “HOKU”) and TIANWEI NEW ENERGY (CHENGDU) WAFER CO., LTD., a People’s Republic of China company (together with its successors and assigns, “TIANWEI”).

RECITALS

WHEREAS, the parties hereto have entered into an Amended and Restated Supply Agreement No._____ dated as of the date hereof (as amended from time to time, the “Supply Agreement”) pursuant to which HOKU has agreed to sell to TIANWEI, and TIANWEI has agreed to purchase from HOKU, an aggregate of _______ metric tons of Products over a ten-year period;

WHEREAS, HOKU is willing to secure its obligations under the Supply Agreement by granting Liens on its assets to TIANWEI as provided hereunder;

WHEREAS, TIANWEI is not willing to purchase Products under the Supply Agreement unless the foregoing obligations of HOKU are secured as described above;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Definitions.

(a)        Terms Defined in Supply Agreement.  Unless otherwise specifically defined herein, each term used herein which is defined in the Supply Agreement shall have the meaning assigned to such term in the Supply Agreement.

(b)        Terms Defined in the UCC.  The following terms that are defined in the UCC are used herein as so defined: Accounts, Authenticate, Certificated Security, Chattel Paper, Commodity Account, Commodity Intermediary, Documents, Equipment, Financial Assets, General Intangibles, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Security Entitlement and Uncertificated Security.

(c)        Additional Definitions.  The following additional terms, as used herein, have the following meanings:

“Copyright License” shall mean any agreement now or hereafter in existence granting to HOKU, or pursuant to which HOKU grants to any other Person, any right to use, copy, reproduce, distribute, prepare derivative works, display or publish any records or other materials on which a Copyright is in existence or may come into existence.

“Copyrights” shall mean all the following: (i) all copyrights under the laws of the United States or any other country (whether or not the underlying works of authorship have been published), all registrations and recordings thereof, all copyrightable works of authorship (whether or not published), and all applications for copyrights under the laws of the United States or any other country, including registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, (ii) all renewals of any of the foregoing, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Deposit Accounts” shall mean all of HOKU’s “deposit accounts” (as defined in Section 9-102(a)(29) of the UCC) and all funds standing to the credit thereof.

“Equity Interest” shall mean (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof, (v) any warrant, option or other right to acquire any Equity Interest described in this definition or (vi) any Security Entitlement in respect of any Equity Interest described in this definition.

“Excluded Accounts” shall mean any Deposit Account established for the benefit of HOKU’s Senior Lenders (as defined in Section 3(h) hereof) or as security for the obligations under the Loan Contracts in connection with the debt financing provided by such Senior Lenders for the construction of any HOKU Facility.

“Intellectual Property” shall mean all intellectual and similar property of HOKU of every kind and nature now owned or hereafter acquired by HOKU, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which HOKU is a party.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment (fiduciary or otherwise), deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any such encumbrance arising out of or pursuant to any conditional sale or other title retention agreement, any financing or similar statement or notice filed under any recording or notice statute, and any capital lease having substantially the same effect as any of the foregoing).

“Loan Contracts” shall mean the Tranche 1 Loan Contract and the Tranche 2 Loan Contract.

“Patent License” shall mean any agreement now or hereafter in existence granting to HOKU, or pursuant to which HOKU grants to any other Person, any right with respect to any Patent or any invention now or hereafter in existence, whether patentable or not, whether a patent or application for patent is in existence on such invention or not, and whether a patent or application for patent on such invention may come into existence or not.

“Patents” shall mean (i) all letters patent and design letters patent of the United States or any other country and all applications for letters patent or design letters patent of the United States or any other country, including applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, (ii) all reissues, divisions, continuations, continuations in part, revisions and extensions of any of the foregoing, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Proceeds” means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of HOKU against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.

“Securities Accounts” shall mean all of HOKU’s “securities accounts” (as defined in Section 8-501 of the UCC), including, without limitation, all cash, Financial Assets and Investment Property standing to the credit thereof at any time and from time to time.

“Trademark License” shall mean any agreement now or hereafter in existence granting to HOKU, or pursuant to which HOKU grants to any other Person, any right to use any Trademark.

“Trademarks” shall mean:  (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, brand names, trade dress, prints and labels on which any of the foregoing have appeared or appear, package and other designs, and all other source or business identifiers, and all general intangibles of like nature, and the rights in any of the foregoing which arise under applicable law, (ii) the goodwill of the business symbolized thereby or associated with each of them, (iii) all registrations and applications in connection therewith, including registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, (iv) all renewals of any of the foregoing, (v) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (vi) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Tranche 1 Loan Contract” shall mean the construction loan agreement for a loan in the amount of $20,000,000 among Hoku Scientific, Inc., as borrower, Tianwei New Energy Holdings Co., Ltd., as entrusting lender, and China Construction Bank, Shuangliu Branch, as bank.

“Tranche 2 Loan Contract” shall mean the construction loan agreement for a loan in the amount of $30,000,000 among Hoku Scientific, Inc., as borrower, Tianwei New Energy Holdings Co., Ltd., as entrusting lender, and China Construction Bank, Shuangliu Branch, as bank.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non perfection or priority.

SECTION 2.  Grant of Security Interest.

(a)        In order to secure the repayment by HOKU to TIANWEI of the amounts payable pursuant to Section 9 of the Supply Agreement, including without limitation, the return of the Total Deposit, together with all costs and expenses incurred by TIANWEI in enforcing its security interest in the Collateral, following any of the events set forth in Sections 9.2.1, 9.2.2, 9.2.3, 9.2.4, 9.2.5 or 12 of the Supply Agreement, (the “Secured Obligations”), HOKU hereby grants to TIANWEI a continuing security interest in all the following property of HOKU, whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the “Collateral”): (i) all Accounts; (ii) all Chattel Paper; (iii) all Deposit Accounts (other than Excluded Accounts); (iv) all Documents; (v) all Equipment; (vi) all Financial Assets; (vii) all General Intangibles (including (x) any Equity Interests in other Persons that do not constitute Investment Property and (y) Intellectual Property); (viii) all Instruments; (ix) all Inventory; (x) all Investment Property; (xi) all Letter-of-Credit Rights; (xii) all Securities Accounts; (xiii) all books and records pertaining to the Collateral; and (xiv) all Proceeds of any and all of the foregoing.

(b)        As additional security for the Secured Obligations, HOKU shall grant to TIANWEI a mortgage on its leasehold interest in the property located in Pocatello, Idaho in form and substance satisfactory to TIANWEI, and HOKU shall deliver or cause to be delivered to TIANWEI all such instruments and documents (including legal opinions, title insurance policies and lien searches) as TIANWEI shall reasonably require.

SECTION 3.  Further Assurances; General Covenants.

(a)        HOKU agrees that, from time to time upon the request of TIANWEI, HOKU shall execute and deliver such further documents and diligently perform such other acts and things in any jurisdiction as TIANWEI may reasonably request to fully effect the purposes of this Agreement or to further assure the priority status of the Lien, which shall be subject to no prior Lien (other than Liens securing the obligations to the Senior Lenders) granted pursuant hereto, including, without limitation, (i) executing and filing one or more financing statements pursuant to the UCC naming TIANWEI as secured party, (ii) executing such other filings required under the laws of all jurisdictions necessary or appropriate in the judgment of TIANWEI to perfect or evidence TIANWEI’s security interest in and Lien on the Collateral (including any filings necessary to perfect TIANWEI’s second priority security interest in any Intellectual Property constituting Collateral), (iv) execution of the Collateral Agreements (as defined below) and (v) causing any third party holding Collateral to acknowledge in a signed writing that such third party holds such Collateral solely on behalf of, and for the sole benefit of, TIANWEI and HOKU’S Other Customers.  HOKU hereby irrevocably authorizes TIANWEI (or TIANWEI’s designee) at any time and from time to time to execute and file and refile in any jurisdiction any financing statement, continuation statements, any registration of mortgage or other documents, as shall be necessary, appropriate or advisable in the judgment of TIANWEI to create, perfect or evidence its security interest in or Lien on the Collateral subject to no prior Lien (other than Liens securing the obligations to the Senior Lenders), or to enable TIANWEI to obtain the full benefits of this Agreement and to exercise and enforce any of their rights, and remedies with respect to the Collateral.  HOKU agrees that a carbon photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.  HOKU hereby irrevocably ratifies and approves any filing, registration or recordation in any jurisdiction by or on behalf of TIANWEI (or TIANWEI’s designee) that has occurred prior to the date hereof, of any financing statement, registration of mortgage or otherwise.  HOKU agrees to provide to TIANWEI (or TIANWEI’s designees) any and all information required under the UCC or the law of any other applicable jurisdiction for the effective filing of a financing statement and/or any amendment thereto or continuation thereof or any registration of a mortgage or otherwise.  TIANWEI shall pay all document preparation costs (including legal fees) and shall pay any filing or registration fee in all public offices where filing or registration may be deemed necessary or appropriate by TIANWEI and any stamp tax, assessment or duty related to the Collateral.

(b)        HOKU will deliver to TIANWEI on the date hereof as Collateral hereunder all certificates representing Certificated Securities then owned by HOKU, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed.  Thereafter, whenever HOKU acquires any other certificate representing a Certificated Security, HOKU will immediately deliver such certificate to TIANWEI as Collateral hereunder, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed.

(c)        Promptly (and in any event within 20 business days) upon the request of TIANWEI, HOKU will enter into (and cause the relevant issuer to enter into) a control agreement in form and substance reasonably satisfactory to TIANWEI in respect of each Uncertificated Security pledged hereunder then owned by HOKU and deliver such control agreement to TIANWEI (which shall enter into the same).  Thereafter, whenever HOKU acquires any other Uncertificated Security pledged hereunder, promptly (and in any event within 20 business days) upon the request of TIANWEI, HOKU will enter into (and cause the relevant issuer to enter into) a control agreement in respect of such Uncertificated Security and deliver such control agreement to TIANWEI (which shall enter into the same).

(d)        Promptly (and in any event within 20 business days) upon the request of TIANWEI, HOKU will, with respect to each Security Entitlement then owned by it, enter into (and cause the relevant Securities Intermediary to enter into) a control agreement in form and substance reasonably satisfactory to TIANWEI in respect of such Security Entitlement and the Securities Account to which the underlying Financial Asset is credited and will deliver such control agreement to TIANWEI (which shall enter into the same).  Thereafter, whenever HOKU acquires any other Security Entitlement, HOKU will promptly (and in any event within 20 business days) upon TIANWEI’s request, cause the underlying Financial Asset to be credited to a Securities Account that is subject to a control agreement in form and substance reasonably satisfactory to TIANWEI for the benefit of TIANWEI.

(e)        Promptly (and in any event within 20 business days) upon the request of TIANWEI, HOKU will, with respect to each Deposit Account (other than the Excluded Accounts) and Commodity Account then maintained by it, enter into (and cause the relevant depositary bank and Commodity Intermediary to enter into) a control agreement in form and substance reasonably satisfactory to TIANWEI in respect of such Deposit Account or Commodity Account, as applicable, and will deliver such control agreement to TIANWEI (which shall enter into the same).  Thereafter, whenever HOKU establishes any other Deposit Account (other than the Excluded Accounts) or Commodity Account, HOKU will promptly (and in any event within 20 business days) upon TIANWEI’s request, cause the relevant depositary bank and Commodity Intermediary to enter into a control agreement in form and substance reasonably satisfactory to TIANWEI over such Deposit Account or Commodity Account for the benefit of TIANWEI.

(f)        Promptly (and in any event within 20 business days) upon the request of TIANWEI, HOKU will sign and deliver to TIANWEI, and have recorded, any and all arrangements, instruments, documents and papers as TIANWEI may require to evidence TIANWEI’s security interest in any Copyright, Patent or Trademark and the goodwill and the General Intangibles of HOKU relating thereto or represented thereby.

(g)        HOKU shall not, except upon 15 days’ prior written notice to TIANWEI and delivery to TIANWEI of all additional executed financing statements and other documents reasonably requested by TIANWEI to maintain the validity, perfection and priority of the security interests provided for herein, (a) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence or (b) change its name.

(h)        TIANWEI acknowledges and agrees that the Lien on and security interest in the Collateral will be a second priority security interest, expressly subordinated to HOKU’s third-party lenders, which lenders may affiliates of HOKU, that provide debt financing (the “Senior Lenders”) for the construction of any HOKU Facility (including but not limited to the lenders party to the Loan Contracts), and may be subordinated as a matter of law to other security interests.  If required by the Senior Lenders, TIANWEI shall enter into subordination agreements with the Senior Lenders to more fully effectuate the subordination provided for in the previous sentence, on terms and conditions reasonably acceptable to the Senior Lenders.

(i)        TIANWEI shall enter into collateral, intercreditor and other agreements (the “Collateral Agreements”) with HOKU’s Senior Lenders and with Hoku’s other customers who provide prepayments for Products (collectively, “HOKU’s Other Customers”), as may be reasonably necessary to ensure that the security interest and Lien granted hereby is pari passu with the security interests that may be granted to HOKU’s Other Customers.  TIANWEI may not unreasonably refuse to sign any such Collateral Agreement, provided that such Collateral Agreement establishes that TIANWEI’s security interest created hereunder has pari passu priority with the security interests securing HOKU’s obligations with respect to HOKU’s Other Customers, and is expressly subordinated to the Senior Lenders.

(j)        When HOKU shall have paid the Secured Obligations in full, the security interest in and the Lien on the Collateral created hereunder shall terminate.  Upon any sale or other disposition of Collateral in a transaction entered into by HOKU in the ordinary course of business, including the sale of inventory to HOKU’s Other Customers, the security interest in and Lien on such Collateral shall automatically be released.  Upon termination of this Agreement, TIANWEI shall, upon the request and at the sole cost and expense of HOKU, assign, transfer and deliver to HOKU, against receipt and without recourse to or warranty by TIANWEI, such of the Collateral to be released (in the case of a release) as may be in possession of TIANWEI and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, proper documents and instruments (including UCC-3 termination statements) acknowledging the termination of this Agreement and the Lien on the Collateral hereunder or the release of such Collateral, as the case may be.

SECTION 4.  Remedies.  If TIANWEI terminates the Supply Agreement pursuant to Sections 9.2.1, 9.2.2, 9.2.3, 9.2.4, 9.2.5 or 12 thereof:

(a)        If following termination of the Supply Agreement by TIANWEI, HOKU fails to pay the amounts payable by HOKU under Section 9 of the Supply Agreement within ten days, TIANWEI may thereupon exercise from time to time, any and all rights and remedies of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) or any applicable laws in effect in any jurisdiction where any rights and remedies may be asserted and any and all rights and remedies available to it as a result of this Agreement or the Supply Agreement including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if it were the sole and absolute owner thereof (and HOKU agrees to take all actions as TIANWEI may deem to be required or appropriate to give effect to such right);

(b)        TIANWEI may upon ten days’ prior written notice to HOKU of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of TIANWEI or any of its agents, sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places as TIANWEI deems best, and for cash or for credit or for future delivery, at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and TIANWEI or any one else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise) of HOKU, any such demand, notice (other than the notice specified above) and right or equity being hereby expressly waived and released.  TIANWEI may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.  With respect to that portion of the Collateral consisting of “securities” (as defined in Section 8-102(a)(15) of the UCC), the parties acknowledge and agree that if such Collateral may be sold on a nationally recognized market, TIANWEI need not furnish HOKU with notice of its intention to sell such Collateral;

(c)        TIANWEI may (and to the extent that action by it is required, HOKU will as promptly as practicable) cause the Collateral (or any portion thereof specified in such direction) to be transferred of record into the name of TIANWEI or its nominee.  HOKU will take any and all actions reasonably requested by TIANWEI to facilitate compliance with this Section 4(c).  If the provisions of this Section 4(c) are implemented, Sections 3(c) and 3(d) shall not thereafter apply to any such pledged Collateral that is registered in the name of TIANWEI or its nominee.  TIANWEI will promptly give to HOKU copies of any notices and other communications received by TIANWEI with respect to such pledged Collateral registered in the name of TIANWEI or its nominee;

(d)        For the purpose of enabling TIANWEI to exercise rights and remedies under this Agreement at such time as TIANWEI shall be lawfully entitled to exercise such rights and remedies, HOKU hereby grants to TIANWEI an irrevocable license (exercisable without payment of royalty or other compensation to HOKU), to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by HOKU, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.  The use of such license by TIANWEI may be exercised only upon the termination of the Supply Agreement pursuant to Sections 9.2.1, 9.2.2, 9.2.3, 9.2.4, 9.2.5 or 12 thereof; provided that any license, sublicense or other transaction entered into by TIANWEI in accordance herewith shall be binding upon HOKU notwithstanding any subsequent reinstatement of the Supply Agreement.

(e)        HOKU recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended from time to time, and applicable state securities laws, or other laws, or because of certain provisions in the organizational documents of Investment Property, TIANWEI, in the exercise of its rights and remedies upon the occurrence of any of the events set forth in this Section 4 may, with respect to any sale of all or any part of the Collateral, limit purchasers to Persons who are not United States persons and/or who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof and who otherwise satisfy applicable legal and contractual restrictions on the transfer of such Collateral.  HOKU acknowledges that any such restricted or private sales may be at prices and on terms less favorable to HOKU than those obtainable through a public sale without such restrictions, but agrees that such sales are commercially reasonable so long as sales to TIANWEI or any of its affiliates are based on arm’s length terms consistent with industry practice.  HOKU further acknowledges that any specific disclaimer of any warranty of title or the like by TIANWEI, will not be considered to adversely affect the commercial reasonableness of any sale of Collateral; and

(f)        TIANWEI shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to this Section 4 conducted in a commercially reasonable manner.  HOKU hereby waives any claims against TIANWEI arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Total Deposit, even if TIANWEI accepts the first offer received and does not offer the Collateral to more than one offeree.  HOKU shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by TIANWEI to collect such deficiency.

SECTION 5.  Authority to Administer Collateral.  HOKU irrevocably appoints TIANWEI its true and lawful attorney, with full power of substitution, in the name of HOKU or otherwise, for the sole use and benefit of TIANWEI, but at HOKU’s expense, to the extent permitted by law to exercise, at any time and from time to time after TIANWEI terminates the Supply Agreement pursuant to Sections 9.2.1, 9.2.2, 9.2.3, 9.2.4, 9.2.5 or 12 thereof, all or any of the following powers with respect to all or any of HOKU’s Collateral:

(a)           to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof;

(b)           to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

(c)           to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if TIANWEI was the absolute owner thereof; and

(d)           to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;

provided that, except in the case of Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, TIANWEI will give HOKU at least ten days’ prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made.  Any such notice shall (i) contain the information specified in UCC Section 9-613, (ii) be Authenticated and (iii) be sent to the parties required to be notified pursuant to UCC Section 9-611(c); provided further that if TIANWEI fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.

SECTION 6.  Limitation on Duty in Respect of Collateral.  Beyond the exercise of reasonable care in the custody and preservation thereof, TIANWEI will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto.  TIANWEI will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by TIANWEI in good faith, except to the extent that such liability arises from TIANWEI’s gross negligence or willful misconduct.

SECTION 7.  Notices.  Each notice, request or other communication given to any party hereunder shall be given in accordance with Section ____ of the Supply Agreement.

SECTION 8.  No Implied Waivers; Remedies Not Exclusive.  No failure by TIANWEI to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by TIANWEI of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy.  The rights and remedies specified hereunder are cumulative and are not exclusive of any other rights or remedies provided by law.

SECTION 9.  Successors and Assigns.  This Agreement is for the benefit of TIANWEI and shall not be assigned or otherwise transferred by HOKU without the express written consent of TIANWEI.  If all or any part of TIANWEI’s interest hereunder is assigned or otherwise transferred, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation.  This Agreement shall be binding on HOKU and its successors and assigns.

SECTION 10.  Amendments and Waivers.  Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by TIANWEI.  No such waiver, amendment or modification shall be binding upon HOKU, except with its written consent.

SECTION 11.  Choice of Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

SECTION 12.  Waiver of Jury Trial.  EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY SECURITY DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 13.  Severability.  If any provision of this Agreement is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions of this Agreement shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of TIANWEI in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.

[Remainder of page is intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

TIANWEI NEW ENERGY (CHENGDU) WAFER CO., LTD.	HOKU MATERIALS, INC.

By:	By:

Name:	Name:

Title:	Title: